UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2012
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Seven Arts Entertainment Inc.
(Exact name of registrant as specified in its charter)
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Nevada	001-34250	45-3138068
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8439 Sunset Boulevard, 4th Floor, West Hollywood, CA 90069
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 323 372 3080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert Kaiser and Brett Pogany have tendered their resignations as members of our Board of Directors, effective September 17, 2012.  Mr. Kaiser was the chair of our audit committee.  Both made note of their concern that we had not completed implementation of our Board-approved internal control procedures.  Management believes that all such internal control procedures, as approved by our Board, have been implemented.  We intend to disclose such procedures in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012.  We also provided Messrs. Kaiser and Pogany with a copy of this Current Report on Form 8-K concurrently with our filing this Report with the Commission and provided each of them with the opportunity to furnish to us as promptly as possible a letter addressed to us stating whether each of them agrees with the statements made by us herein and, if not, stating the respects in which each of them does not agree.

In the near term and probably prior to our filing our 10-K, we expect that we will announce two new members of our Board of Directors, each of whom has experience in the entertainment business.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1           Letter from Mr. Kaiser dated September 17, 2012.
99.2           Letter from Mr. Pogany dated September 17, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Seven Arts Entertainment Inc.

September 28, 2012	By:	/s/ Peter Hoffman
Peter Hoffman
Chief Executive Officer